# WHAT'S NEXT?

**AEGION CORPORATION** INVESTOR DAY 2014

AEGION®

# SCHEDULE

**8am to 9am**
Breakfast with Aegion's executive management team

**9am to 11:30am**
The Aegion Strategy
*J. Joseph Burgess, President and CEO*

What's Next for Aegion?
*Platform Prese ntations*
*-Energy & Mining*
*-Commercial & Structural*
*-Water & Wastewater*

Aegion's Financial Report

**11:30am to Noon**
Q&A session

**Noon to 1pm**
Lunch with Aegion's executive management team

# TABLE OF CONTENTS

## SAFE HARBOR

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward looking statements. The Company makes forward-looking statements in this Investor Presentation that represent the Company's beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to the Company and on management's beliefs, assumptions, estimates and projections and are not guarantees of future events or results. When used in this presentation, the words "anticipate," "estimate," "believe," "plan," "intend," "may," "will" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on February 28, 2014 and in the Company's subsequent Quarterly Reports on Form 10-Q. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. In addition, the Company's actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, the Company does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by the Company from time to time in its filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by the Company in this presentation are qualified by these cautionary statements.

In addition, some of the market and industry data and forecasts included in this Investor Presentation are based upon independent industry sources. Although we believe that these independent sources are reliable, we have not independently verified the accuracy and completeness of this information.

Aegion®, the Aegion® logo, Bayou®, Corrpro®, Insituform®, Brinderson®, Tite Liner®, Safetyliner™, CRTS™, CCSI™, Fyfe®, Fibrwrap®, Tyfo®, Bayou Wasco Insulation™, United Pipeline Systems®, We Protect Pipe™, TimeTrak™ and DelayTrak℠ are the registered and unregistered trademarks of Aegion Corporation and its affiliates in the United States and other countries.

# AEGION STRATEGIC OUTLOOK

# Charles R. Gordon

*Interim Chief Executive Officer*

## 2014 Outlook: Favorable End Markets for Recurring Revenue-Based Businesses and Pragmatic View of Project-Based Businesses

*Aegion Non-GAAP Diluted Earnings per Share (from Continuing Operations)*


$1.50 to $1.65
$1.27
2013
2014 Forecast

*2014 guidance excludes a $0.01 per share loss associated with the sale of the Company's 49 percent interest in Bayou Coating L.L.C.*

In 2014, Corrpro, Brinderson, United Pipeline Systems and Insituform's North American business are expected to account for nearly 80% of revenues and a substantial portion of Aegion's expected profits

- In recent years, Aegion has earned over two-thirds of its operating income in the back half of the year. That pattern is expected to continue in 2014 as earnings for several of Aegion's key businesses will peak in the third and fourth quarters.
- The start of the current second quarter was below previous expectations as a result of a slower ramp up of project activity and slightly weaker margins for elements of the Energy & Mining platform. Water & Wastewater is performing in line with expectations for the second quarter. Commercial & Structural will likely end the quarter slightly below expectations, but this platform is positioned for improved performance in the second half of 2014.
- These factors result in a lower forecast for second quarter earnings per share of $0.34 to $0.36 from the previously stated guidance of $0.39 to $0.41. Therefore, full-year 2014 earnings per share is now $1.50 to $1.65. The earnings per share outlook is from continuing operations and on a non-GAAP basis. There is no change to the prior guidance for cash flow from operating activities in the range of $100 to $110 million and return on invested capital of 7 to 8 percent."

## NOTES

# Simple | Diversified

## Why Aegion?

Pipelines Are the Arteries for Our Way of Life

Wastewater



Oil, Gas and Mining



Water Pressure Pipes



Maintenance, rehabilitation and strengthening BEFORE disaster strikes

## Why Aegion?

Upstream and Downstream Facilities Are Driving to Meet the Growing U.S. Energy Requirements

Exploration and Extraction



Refining and Petrochemical



Maintenance, engineering and construction TO KEEP these assets running at peak efficiencies

## Why Aegion?

Commercial and Transportation Infrastructure Drive Economic Activity

Commercial Structures



Transportation



Rehabilitation and strengthening TO MEET building codes, seismic needs and structural concerns from age

At its core, Aegion's strategy is quite simple—protect, rehabilitate and maintain infrastructure. Its diversification strategy allows Aegion to do what it knows best across different end markets.

### Pipelines

- Aegion's comprehensive portfolio of technologies and services helps its customers maintain, protect and rehabilitate pipelines before failure occurs.
- The emphasis on pipeline safety in the oil and gas market is an ideal fit for Aegion's technologies and services.
- Aegion works with municipalities across the world to rehabilitate wastewater pipelines to extend the useful life by decades.
- Using the Tyfo® system, large-diameter pressure pipelines for municipalities, industrial facilities and nuclear power plants are renewed and strengthened.

### Upstream and Downstream Facilities

- With the acquisition of Brinderson, Aegion has broadened its reach into the United States upstream and downstream markets.
- Aegion believes that the market is strong with increased activity in the shale formations, the need for high refining capacity utilization and new investments in the United States petrochemical industry.

### Commercial and Transportation Infrastructure

- The structural rehabilitation market is growing, with the Tyfo® system meeting the needs of new building codes, aging bridges, seismic concerns and change-of-use requirements in buildings.

## NOTES

# Aegion Protects and Rehabilitates Infrastructure

## Pipeline Protection

**>70%**
of Revenues

Municipal Water and Wastewater, Industrial, Oil, Gas, Mining


Cathodic protection
Robotic coating
External coating
Insulation coating
Cured-in-place pipe
Liners
Internal coating
Concrete coating
Fiber-reinforced polymer

## Industrial Facilities

**>25%**
of Revenues

Refineries, Upstream Facilities, Water Treatment Plants, Nuclear Facilities



## Commercial Structures

**<5%**
of Revenues

Commercial Buildings, Industrial and Waterfront Structures, Bridges, Roads, Tunnels


Fiber-reinforced polymer
Fiber-reinforced polymer

- The majority of Aegion's revenue comes from protecting pipelines. However, acquisitions since 2011 have created a more favorable and formidable revenue mix that includes industrial facilities and commercial structures end markets.

## NOTES

## 1971 – 2008 Reliance on One Industry

Insituform®

Leader and pioneer in trenchless cured-in-place pipe wastewater rehabilitation for more than 40 years

## 2009 – 2012 Diversification Strategy

We Protect Pipe.™


Cathodic protection
Robotic coating
External coating
Insulation coating
Cured-in-place pipe
Liners
Internal coating
Concrete coating
Fiber-reinforced polymer

Midstream oil, gas and mining
Municipal and industrial pressure pipe
Water and wastewater pipe rehabilitation

- Although Aegion began its diversification strategy in 2009 with the acquisitions of Corrpro and Bayou, Aegion has a rich history that extends more than 40 years as the pioneer in the cured-in-place pipe (CIPP) market.
- Prior to 2009, Insituform was primarily focused on a single industry. Today, Insituform remains the largest global provider of CIPP in the industry. The diversification strategy was necessary due to Insituform's dependence on local municipal funding, which can create volatility in the market, weakening its position as an attractive investment for our stockholders.
- Aegion's diversification strategy from 2009 to 2012 consisted of three elements:
  1. Introduce United Pipeline Systems into new geographic markets
  2. Acquire additional capabilities for oil, gas and mining pipeline protection
  3. Extend its reach into engineered rehabilitation and strengthening solutions utilizing fiber-reinforced polymers with multiple end markets

## NOTES

## Insituform Core Competencies Support Midstream Pipeline Diversification Strategy


Energy & Mining
Water & Wastewater
Commercial & Structural
STRUCTURAL INTEGRITY
MARKET EXPERTISE
CORROSION AND ABRASION PROTECTION
MANUFACTURING

## Aegion Possesses Powerful Go-to-Market Capabilities

1

### Right Solutions

Engineered technologies to protect and rehabilitate infrastructure, primarily pipelines

2

### Recognized Leaders

Long-term customer relationships built from leading market positions can be leveraged across business platforms

3

### Execution Driven

Investing to create a premier project management organization that delivers superior results for customers

- At its core, Aegion has four competencies developed through Insituform and United Pipeline Systems that supported its acquisition strategy:

  1. **Structural Integrity:** Deep knowledge of structural integrity and corrosion impacts on metallurgy, especially for pipelines in the wastewater, oil, gas and mining segments. With the acquisition of Fyfe, this competency has been expanded to include structural integrity of buildings, bridges, waterfront structures and other infrastructure.

  2. **Market Expertise:** Long-standing relationships with municipalities as well as oil and gas customers. Every Aegion company is today a leader in its niche market.

  3. **Manufacturing:** Strong links between manufacturing a cured-in-place pipe felt tube and fiber-reinforced polymers. Aegion believes it can have the lowest manufacturing cost position because of its scale, innovation and ISO certified processes.

  4. **Corrosion and Abrasion Protection:** Extensive engineering experience working with corrosion and abrasion issues in pipelines and now applicable in other infrastructure.

- Aegion's core competencies give it a powerful go-to-market position. Aegion will utilize its sales distribution channel to grow the market as well as deepen its relationships with customers through superior execution and comprehensive product offerings.

## NOTES

## Energy & Mining Has Technologies to Protect and Extend the Useful Life of Pipelines

$1.4 Trillion Global Pipeline CAPEX 2012 – 2017


5%
3%
16%
76%
North America
Central and South America
Australia
Middle East

Aging Global Pipeline Infrastructure


15%
18%
67%
> 21 Years
11 – 20 Years
< 10 Years

*Sources: Pipeline & Gas Journal 2012 Worldwide Pipeline Construction Report: Oil & Gas Journal Vol-110 Issue 3*

*Source: Pipeline & Gas Journal*

## Water & Wastewater Cured-in-Place Pipe Potential Growth Scenario


$980M
$783M
$244M
4%
TOTAL CAGR
2014-2017

*Amounts shown in USD millions

*Data represents only CIPP installation spend and excludes industry estimates for China*
*Source: Industry assessments from Global Water Market 2014, Global Water Intelligence Water Market 2011 and Global Water Intelligence*

## North America Fiber-Reinforced Polymer Market Opportunity in Pipelines

**2014 Estimated Addressable Market $1.0 Billion**

**2017 Estimated Addressable Market $1.3 Billion**


$420M
Industrial Pipelines
$670M

Expanding opportunities in municipal, nuclear, oil, gas and industrial facilities

*Source: Company Estimates*

### Energy & Mining Platform

- There is a sustainable global need for pipelines in the oil, gas and mining sectors.
- Nearly 70 percent of the existing global pipeline network is estimated to be over 21 years old.
- Aegion's Energy & Mining platform is focused on building its businesses in North America, the Middle East and South America.

### Water & Wastewater Platform

- There is an unquestionable need for wastewater pipeline rehabilitation. Aegion's diversification strategy does not detract from Insituform's 40 plus year leadership position. The challenge Insituform faces is the predictability of the municipal spend. Insituform has made improvements in its ability to assess the municipal markets and ensure its position remains strong no matter what market cycle it faces.

### Commercial & Structural Platform

- Aegion expects Fyfe's Tyfo® technology, engineering expertise and innovation capabilities to grow the fiber-reinforced polymer market.
- Fyfe is utilizing best practices from Insituform and leveraging the Insituform sales organization to help it penetrate the municipal pressure pipe market.
- In Asia, Fyfe opportunities include those in the sizeable municipal pressure and drainage pipe markets in Hong Kong and Singapore.

## NOTES

## 2013 and Beyond: Grow Recurring Revenues



U.S. oil and gas upstream and downstream facility maintenance

## Brinderson Opens a New Market for Aegion in the United States Downstream Energy Segment

### Aegion Increases Presence



UPSTREAM
Exploration and Production

- Corrosion and abrasion protection for pipe gathering and extraction supply lines

- Facility maintenance programs
- Engineering, procurement, and construction (EPC) services

### Aegion's Core End Market



MIDSTREAM
Transport

We Protect Pipe.™

- Cathodic protection
- Engineering inspection services
- Pipe lining and maintenance
- New pipe coatings

CCSI

- Terminal facility maintenance
- EPC services

### Aegion Entry



DOWNSTREAM
Processing and Refining

- Facility maintenance programs
- Turnaround planning and execution
- EPC services

*Aegion acquired Brinderson, L.P. on July 1, 2013*

## The Gulf Coast and Texas Shale Formations Offer Brinderson Opportunities for Market Expansion


Current Shale Plays
Prospective Shale Plays
Basins

## Aegion Shifts Consolidated Revenue Mix Towards Recurring Sources


40%
60%
Recurring Revenues
Project-Based Revenues

*Based on 2014 guidance*

- The timing of projects in Aegion's Energy & Mining platform can be unpredictable due to variables outside of its control. The addition of Brinderson to Aegion's family of businesses provides more stability to Aegion's expected revenue base.
- Aegion is always evaluating opportunities to enhance the positioning of its business platforms. The acquisition of Brinderson is a good example of Aegion's evergreen approach to acquisitions.
- Brinderson's nested positions at upstream and downstream facilities provide the ability to upsell not only its own ancillary services, but also the services of Corrpro and Fyfe. The effort to introduce Aegion's portfolio of services "inside the fence" is underway.
- In 2013, the balance tilted in favor of recurring revenues and Aegion expects that will increase with a full year of Brinderson's contributions in 2014. Aegion expects 60 percent of its revenues in 2014 to come from multi-year contract maintenance work, master service agreements and demand stable spend in the Water & Wastewater business.
- Aegion is striving to increase the proportion of recurring revenues through organic and inorganic growth.
- Having solid sources of recurring revenues from strong growth markets help to drive consistency and cash generation.
- Brinderson is expanding its reach into the Permian Basin with its maintenance and turnaround services. The ultimate goal is to build a presence in the Gulf Coast region, through organic or inorganic means.

## NOTES

# Technology | Engineering & Construction

## Diversification Strategy Provides Sustainable Growth and Margin Expansion Opportunities


Market Cycle
Stable
Growth
High Growth
50%
40%
30%
20%
10%
0%
GROSS MARGINS

*Aegion acquired Brinderson, L.P. on July 1, 2013*

## Aegion Performs More Than 8,000 Contracts Annually

Example: investments made in 2011 and 2012 to enhance project management capabilities for Insituform's North American operations are paying off

North American Insituform Trends 2009 – 2013


Federal Stimulus
Post-Stimulus
Aegion Recovery
2009
2010
2011
2012
2013
Crew Count*
Backlog*
Gross Margin per Crew*

**Statistics are indexed using 2009 as the base year.*

## Fyfe North America 2014 Growing Sales


$79
$83
$93
$95
$98
$105
Jan
Feb
Mar
Apr
May
Current

*Amounts shown in USD millions*

- Aegion views itself as a technology company based on the value-added products and services it provides. These products and services are introduced to the market primarily through its engineering and construction capabilities. That requires exceptional project management and Aegion is investing to become a premier project management organization.
- Aegion spans the market lifecycle spectrum. From a mature and largely stable wastewater market to growth opportunities for Fibrwrap®, robotics coatings, linings and facility maintenance, Aegion has room to grow and expand margins.
- Aegion performs more than 8,000 contracts annually, large and small. There are no shortcuts — it has to be a premier project management company.
- In 2011 and 2012, Aegion repositioned Insituform's North American business by taking the necessary steps to invest for consistency and margin expansion through efficient crew utilization, disciplined bidding and cost control.
- Insituform is benefiting today from growth in the U.S. market, but more importantly, its efficiency metrics are better than ever with fewer crews. Backlog is at a record level and crew utilization and gross margin per crew are trending up.
- The Fyfe North America business has several initiatives underway that will be fully implemented by the end of 2014. Fyfe North America is partnering with Insituform to implement best practices, particularly in project management and sales. Its visibility into end markets has improved significantly, currently at over $100 million — a capability it did not truly possess until recently.

## NOTES

## Aegion Is Expected to Organically Grow Revenues to $1.8 to $1.9 Billion by 2017

**$1.3B to $1.4B**

2014F

**Energy & Mining**

TARGETED approach in key markets such as North America and Middle East with COMPREHENSIVE technologies and services

10% to 12% Annual Growth

**Water & Wastewater**

Project management focus drives improving EXECUTION and CONSISTENCY for growth

3% to 5% Annual Growth

**Commercial & Structural**

INNOVATION centric approach and leading position creates GROWTH prospects in a global conversion market

15% to 20% Annual Growth

**$1.8B to $1.9B**

2017F

- By 2017, Aegion is expected to organically reach $1.8 to $1.9 billion in revenues from the $1.3 to $1.4 billion expected in 2014.
- Aegion is a more balanced company with greater sources of recurring revenues.
- **Energy & Mining** enjoys favorable market conditions to support Aegion's expectations of 10 to 12 percent annual revenue growth.
- **Water & Wastewater** is well positioned for improving execution to drive consistency. The North American market is in a good position today and it has the right approach for improving results in the international markets. However, Insituform's outlook assumes the possibility of a market downturn given its experience in this market. This leads to Aegion's objective for average annual revenue growth in the range of 3 to 5 percent.
- The North American business in our **Commercial & Structural** platform is on the path for a recovery in 2014 and to restore Aegion's expectations for 15 to 20 percent top line growth through continued innovation and Fyfe's leading position in the fiber-reinforced polymer market.

## NOTES

## Aegion Has the Right Technologies and Services to Realize Sustainable Earnings Growth and Improving Returns

1. 15% annual earnings per share growth on average and over time
2. Cash flow from operating activities grows in line or greater than earnings growth
3. More than 100 basis points annual improvement in return on invested capital to 10% to 12% in 2017

## Aegion Protects and Rehabilitates Vital Infrastructure Assets

**Simple | Diversified**

Protect and rehabilitate vital pipeline, industrial and commercial infrastructure

**Technology | Energy & Construction**

Aegion offers value-added technologies requiring strong project management execution

**Recurring | Project-Based**

Balance areas of volatility in strong growth markets

- Aegion's long-term target is to deliver 15 percent annual earnings per share growth **on average and over time**. Aegion understands its markets can be cyclical and it is exposed to project timing risk. That is why Aegion believes there will be years where it can exceed the 15 percent target and other years it may not. But, on average, Aegion believes it can grow at this pace.
- Cash generation is a strong factor for Aegion and expects to grow cash flow from operating activities in line with or greater than the rate of earnings growth. Finally, Aegion is a return-oriented company. Expect Aegion to organically grow return on invested capital 100 basis points or better annually.
- Aegion has a bright outlook. It has the right combination of technologies and services to take advantage of strong market fundamentals, primarily in the energy space.
- Aegion is focused in the right markets to realize the sustainable growth it seeks.

## NOTES

# ENERGY & MINING PLATFORM

**Presenters:**

David A. Martin

Greta Senn

Dorwin E. Hawn

Russell Conda

# David A. Martin

*Senior Vice President and Chief Financial Officer*

# AEGION

## ENERGY & MINING

Rehabilitation, Protection and Maintenance of Energy Pipelines and Facilities

united · BRINDERSON · CCSI · BAYOU · corrpro · CRTS



Tite Liner®
CRTS Robotics
External Coating
Concrete Coating
Insulation Coating
Cathodic Protection

### Energy Pipeline Corrosion and Abrasion Protection

Oil, gas and mining midstream pipelines



### Energy Services

Upstream extraction and downstream processing of oil and gas

### Energy & Mining Targeted & Comprehensive Markets



Emerging Markets
Established Markets

- The Energy & Mining platform has transformed itself from a single company — United Pipeline Systems with operations primarily in the western United States, Canada and Chile offering the Tite Liner® lining system — into a **COMPREHENSIVE** technology and services business.
- Today, the Energy & Mining platform enjoys a strong position **TARGETING** sustainable energy markets in North America, the Middle East and South America.

### Comprehensive Platform

- The Energy & Mining platform is dedicated to pipeline protection, rehabilitation and monitoring from the damaging effects of corrosion, abrasion and aging. From linings to coatings to corrosion prevention engineering, systems installation and monitoring, Aegion's Energy & Mining platform specializes in protecting the vital assets in the energy markets.
- The Energy & Mining platform now has the capability to go "inside the fence" to handle critical maintenance, small capital construction and turnaround activities that keep upstream facilities and downstream refining and petrochemical operations running reliably and safely.

### Energy & Mining Platform Targeting Key Markets

- The Energy & Mining platform is a global business well positioned in sustainable growth markets such as North America, Chile and the Middle East.
- The Middle East is a growth market and there are other promising markets for the valuable technologies and services provided by United Pipeline Systems, Corrpro and CRTS.

## NOTES

# $770B to $800M

2014F

### North America

- Sustainable market in shale formation, oil sands and offshore Gulf of Mexico
- Focus on pipeline safety
- High-quality maintenance necessary for upstream and downstream facilities

### Middle East

Sustainable capital spend and large existing pipeline infrastructure are ideal conditions for Corrpro, United Pipeline Systems and CRTS

### International

Opportunities exist in Sub-Saharan Africa, Australia, Eastern Europe and South America for market expansion over time

# $1.1B to $1.2B

2017F

- Strong demand for energy is driving global investment in oil, gas and mining pipelines and greater expenditures for facility maintenance and other services in the United States upstream and downstream markets.
- Because of these positive fundamentals, the Energy & Mining platform has the opportunity for organic revenue in the range of $1.1 to $1.2 billion by 2017.

## NOTES

# Greta Senn

*President*

Corrpro Companies and The Bayou Companies

## Corrpro Delivered Strong Financial Results from 2009 to 2013


$170
$12
2009
$183
$20
2010
$203
$19
2011
$223
$27
2012
$233
$31
2013
REVENUE
8% CAGR
in USD millions
OPERATING INCOME[1]
27% CAGR
in USD millions

*[1]Pre-corporate allocation*

- Global energy, petroleum and midstream spending are expected to be strong through 2017, according to Barclays Capital, creating double-digit growth opportunities for Corrpro.
- Corrpro is a market-leading provider of cathodic protection systems, corrosion engineering and other long-term solutions for preserving pipes and other infrastructure through corrosion control.
- Between 2009 and 2013, Corrpro grew revenue at an 8 percent annual rate with operating income growing at a 27 percent annual rate.

## NOTES

# Corrpro's North American Backlog in Higher Margin Businesses Is Growing

Since 2009, there has been consistent backlog margin growth from **CONSTRUCTION (500 basis points)** and **ENGINEERING (400 basis points)**



Coatings
Lightning Protection
Construction
Engineering
Pipeline
2008*
$3
0
$14
$20
$4
2009*
$7
0
$10
$13
$4
2010*
$5
0
$11
$15
$3
2011*
$6
$2
$10
$32
$6
2012*
$7
$2
$15
$20
$6
2013*
$6
$2
$14
$31
$7
3/31/2014
$6
$1
$16
$30
$7

*Amounts shown in millions*
*As of December 31

- From 2009 to today, the margins for Corrpro's construction and engineering businesses have grown by 500 basis points and 400 points, respectively.
- Given current market dynamics, Corrpro has the opportunity to grow its higher margin pipeline inspection services and alternating current interference mitigation (AC mitigation or ACIM) businesses in the United States by more than 20 percent per year.

## NOTES

# Corrpro's Full-Circle Customer Interaction Has a Revenue Multiplier Effect

**Identification**
Pipeline Inspection Services, ACIM,
Survey, Resurvey, Monitoring



**Recommendation**
Engineering Design, Specifications,
Concrete, Root Cause Analysis

**Installation**
Construction (i.e. Remediation), Materials,
Complete Corrosion Solution Installation

**Identification work yields approximately 3x revenue in recommendations and installation work**

- Corrpro delivers a complete, full-circle package of cathodic protection services.
- Initial pipeline inspection surveys are typically a springboard to design, construction and installation opportunities with three times the revenue potential as the initial inspection.
- The cycle from initial pipeline inspection to the implementation of design recommendations averages from 12 to 24 months.

## NOTES

# The Majority of Corrpro's Revenues Are Tied to the North American Pipeline Market

## Geographic Sales: $233 Million in 2013

*North America represented 85% of sales*


85%
6%
9%
North America
International
(exluding Middle East)
Middle East

## North American Sales by Product Category: $195 Million in 2013

*Pipeline segment represented 67% of North America sales*


33%
67%
Pipeline
Other:
- Industrial Services
- Waterworks
- Materials
- AC Mitigation

- 85 percent of Corrpro's 2013 sales, or approximately $200 million, was generated in North America, with the remainder in the Middle East and other international markets.
- A majority of North American sales — approximately $130 million — was generated from pipeline-related activities, including inspection, design and construction.

## NOTES

# Corrpro's Service Mix Provides a Springboard to Future Growth

**North American Pipeline Sales: $130 Million in 2013**
*U.S. represented 65%*


35%
65%
U.S.
Canada

**U.S. Pipeline Sales: $85 Million in 2013**
Pipeline Inspection Services represented 22%


22%
64%
14%
Pipeline Inspection Services
AC Mitigation
Remediation

- Approximately two-thirds of Corrpro's North American pipelines sales, or $85 million, are in the United States. The remainder are in Canada.
- Pipeline inspection services represented 22 percent of these sales in 2013, which are the catalyst for future opportunities in the design, construction and installation services needed to complete the remediation plans launched by the inspection services.

## NOTES

## Area Targeted for Growth:

*U.S. Pipeline Inspection and Remediation Services*


Pipeline Integrity Management
U.S. liquid transmission pipeline
172K Miles
U.S. gas transmission pipeline
350K Miles
Monitoring, Mitigation, Rehabilitation
U.S. gas gathering pipelines
240K Miles
U.S. gas distribution mains and service pipelines
2M Miles
$600M
Total U.S. pipeline integrity management expenditure
$200M
Accessible market for Corrpro
35%
Corrpro's Estimated Market Share

*Source: Company estimates based on various customer estimates*

## Why Is U.S. Pipeline Inspection Services Targeted for Growth?

*20% Projected Annual Revenue Growth Rate*


$200M
$70M
Stronger regulatory enforcement
Organic asset growth
Selective acquisition of competitive market share
$300M
$145M
2013
2017F

- Corrpro has targeted the United States pipeline inspection and remediation services markets for growth.
- Today, the annual market opportunity for pipeline inspection services and product installations is approximately $200 million.
- By capitalizing on stronger regulatory enforcement and growth in the number of pipelines requiring inspection and monitoring as well as through significant efforts to acquire market share, Corrpro intends to grow its revenues in the United States pipeline inspection services market by 20 percent per year over the next four years.
- Corrpro's goal is to increase its share of this growing market from 35 percent (or $70 million) today to nearly 50 percent (or $145 million) by 2017.

## NOTES

## Area Targeted for Growth:

*Alternating Current Interference Mitigation*


Engineering Analysis, Modeling, Design
U.S. liquid transmission pipeline
175K Miles
U.S. electric transmission lines
Over 400K Miles
Mitigation, Installation, Materials
U.S. gas transmission pipeline
240K Miles
New or upgraded power lines by 2020
65K Miles
Increased colocation in right of ways
Growing awareness of AC influences on underground pipelines
$40M
Total U.S. AC Mitigation market
25%
Corrpro's AC Mitigation Estimated Market Share

*Source: Company estimates based on various customer estimates*

## Why Is AC Mitigation Targeted for Growth?

25% Projected Annual Revenue Growth Rate


$40M
$10M
Organic asset growth for pipelines and power lines
Increase shared right-of-ways
Increased awareness of alternating current (AC)
Selective acquisition of competitive market share
$60M
$25M
2013
2017F

- Due to space constraints, oil and gas pipelines often share a common right-of-way with high voltage power lines, creating electrical interference that is both dangerous to humans and corrosive to pipelines. The Corrpro business helps reduce these risks with pipeline inspection and AC mitigation services.
- Corrpro has targeted the AC mitigation market for growth.
- $40 million of this market is accessible to Corrpro, currently the only full-service provider of the complete spectrum of AC mitigation services.
- Today the annual market opportunity for AC mitigation services and product installations is approximately $40 million, of which Corrpro has approximately a 25 percent (or $10 million) share.
- By capitalizing on strong organic growth, an increase in shared right-of-ways, greater awareness of AC risks and significant efforts to acquire market share, Corrpro's revenues in the United States AC mitigation market are expected to grow 20 percent per year over the next four years.
- Corrpro's goal is to increase its share of this growing market from 25 percent (or $10 million) today to approximately 40 percent (or $25 million) at attractive margins by 2017.

## NOTES


2013 Lone Star Project
$6.3 million

## CASE IN POINT:

### Alternating Current Interference Mitigation for Lone Star Transmission

- Lone Star Transmission in Texas owns and operates approximately 330 miles of high-voltage transmission lines and associated equipment.
- In 2013, Corrpro provided its full suite of services, including design, procurement, installation and monitoring of an interference mitigation system for a 300-mile-long oil pipeline that runs in the right-of-way of transmission lines.
- Completed on schedule and under budget, Corrpro interacted with three different pipeline companies throughout the project.

## NOTES

# Favorable Market Conditions in North America and the Middle East Offer Corrpro the Path for Continued Growth

**$233M**

**2013**

**North America**

Corrpro is focused on two segments that are expected to deliver continued growth over the next few years:

- Pipeline inspection services
- AC mitigation

**Middle East**

A promising market for Corrpro to expand geographically by utilizing its scale as a full service provider of corrosion engineering and cathodic protection

**$330M-$350M**

**2017F**

- Corrpro is a market-leading provider of cathodic protection systems, corrosion engineering and other long-term solutions for preserving pipelines and other infrastructure through corrosion control.
- Corrpro offers a full suite of inspection, engineering and remedial solutions for cathodic protection.
- Corrpro's products and services, coupled with its geographic reach in growing areas, support its growth plans.

## NOTES

# Coating and Insulation Current Addressable Market in Canada: $160 Million


united
BPPC
BAYOU PERMA-PIPE CANADA
corrpro

- Canada is a very important region for Aegion's Energy & Mining platform. Corrpro, United and BPPC have very successful businesses in the region.
- BPPC enjoys a significant share of the coating and insulation market in Alberta.

## NOTES


Recent Discoveries
BP's 'giant' Tiber oil discovery is the latest in a string of large, deep-water oil finds in the Gulf of Mexico
MISSISSIPPI
ALABAMA
FLORIDA
LOUISIANA
New Iberia
TEXAS
100 miles
100 km
$450 million
in identified onshore and offshore projects through 2017
Tiber well
Shenandoah
Cascade
Chinook
Stones
St. Malo
Jack
Perdido
Buckskin
Recent deep oil discoveries
Offshore drilling platforms
Source: Minerals Management Service

## Bayou's Comprehensive Pipeline Protection

### External Diameter Coating



Description
- Anti-corrosion protection
- Thermal control

### Internal Diameter Coating



Description
- High velocity flow assurance coating

### Concrete Coatings



Description
- Provides negative buoyancy for pipeline stability

### Insulation Coatings



Description
- Provides critical thermal and mechanical protection of flowlines and risers

- Bayou has identified $450 million in United States project opportunities extending through 2017, driven by a string of large deepwater oil finds in the Gulf of Mexico.
- Bayou and its sister companies in the Energy & Mining platform provide a full range of interior and exterior coatings and insulations needed to protect all types of pipes from corrosion as well as deliver thermal control, flow assurance and ensure pipeline integrity.
- Bayou's full-service capabilities and logistical advantage through its barge access to the Gulf of Mexico gives it the ability to compete effectively for the upcoming projects.

## NOTES

# Bayou’s New Insulation Facility in New Iberia, Louisiana Increases Its Product Offering for Pipelines in Deepwater Environments



- Bayou Wasco, Aegion's joint venture with Wasco Energy Ltd, opened a new facility in 2013 on the campus of Bayou's complex in New Iberia, Louisiana. The new facility is poised to meet the demands for a growing need for insulation coatings in deepwater finds and provides its customers with new innovations in coating products.
- The facility is strategically located to provide high-quality coating and insulation systems for offshore oil and gas pipelines located in the Gulf of Mexico. The state-of-the-art facility covers approximately 75,000 square feet and is capable of coating both multi-layer polypropylene coatings and glass syntactic polyurethane coatings.

## NOTES

# Corrpro Plans to Double Revenue in the Middle East by 2017


$15M
Focused development in the Saudi Arabia, Qatar, UAE, Kuwait and Iraq markets
Build upon manufacturing capabilities in Saudi Arabia
Focus on design, material supply and installation supervision
$30M
2013
2017F

**Corrpro outlook in the Middle East**

- By capitalizing on focused development of the Saudi Arabia, Qatar, UAE, Kuwait and Iraq markets, building on manufacturing capabilities in Saudi Arabia and focusing on design material supply and installation supervision, Corrpro intends to double its revenue in the Middle East, from $15 million to approximately $30 million, by 2017.

## NOTES

# Dorwin E. Hawn

*Senior Vice President,* Energy & Mining
*President*, United Pipeline Systems, CRTS and CCSI

## The Middle East Is the Energy & Mining Platform's Next Growth Market


Iraq
Kuwait
Bahrain
UAE
Qatar
Dubai
Saudi Arabia
Oman

## Existing Large Pipeline Infrastructure in the Middle East


Current Pipelines in Miles
2,692
162
1,853
2,569
2,711
2,093
Gas
3,180
336
463
2,042
2,211
3,375
Oil
Saudi Arabia
Kuwait
Qatar
UAE
Oman
Iraq

*Source: OilPrice.com, Meed Insight Report, Oil-and-Gas-Post.blogspot.com, ArabianIndustry.com, IHS.com*

## Ongoing Large Capital Investment Expected in the Middle East


Annual Energy CAPEX
$22B
$10B
$9B
$3B
$10B
Saudi Arabia
Kuwait
Qatar
Oman
Iraq

*Source: OilPrice.com, Meed Insight Report, Oil-and-Gas-Post.blogspot.com, ArabianIndustry.com, IHS.com*

- Aegion has many opportunities to grow revenue and operating income in the Middle East, which is the Energy & Mining platform's next growth market.
- Capital expenditures for energy development in key oil-producing nations are expected to exceed $50 billion annually, with a good portion of the expected spend dedicated to pipelines.
- The existing oil and gas pipeline infrastructure in the Middle East is aging and expansive, totaling approximately 25,000 miles.

## NOTES

## Expanding Coating Services Reach in the Middle East Region

*Expected Revenue Growth*


$10M
Market Development
Continued focus on offshore market with increased attention on onshore coatings
Establish Relationships
Build upon success with Saudi Aramco to establish new markets in other GCC countries
Strong Execution
Continued strong execution fundamentals to maintain leading position
Continued R&D
Develop advance coating technologies
$20M
2013
2017F

## United Pipeline Systems Middle East History

**2009 – 2013:** Completed projects in Oman, Abu Dhabi, Bahrain, Saudi Arabia and Kuwait

**1989**
First project in Middle East

**2008**
Awarded 3-year contract in Oman with Occidental Petroleum

**2009**
Opened office in Middle East

**2012**
Established JV with Omani contractor

**2013**
$25 million in revenue and Energy & Mining platform established in the Middle East

**1989–2009:** $4 million in project work in Oman

## Accelerated Expansion of United Pipeline Systems in the Middle East Region

*Expected Revenue Growth*


$25M
Expand Markets
Focused development of new markets in Saudi Arabia, UAE & Iraq
Expand Pipeline Rehabilitation
Build upon successful trial projects and develop rehab opportunities
Expand Outside Middle East
Use platform to extend reach to North Africa, India and Sub-Saharan Africa
$50M
2013
2017F

## Strong Opportunities for Energy & Mining Platform in the Middle East Region

*Expected Revenue Growth*


$10M
$15M
$25M
Favorable Long-Term Outlook
Aegion's annual revenues in the Middle East could reach approximately $100 million by 2017 with the potential to expand our reach into parts of North Africa, Sub-Saharan Africa and India
$20M
$30M
$50M
2013
United Pipeline Systems
CRTS
Corrpro
2017F

### Coating services revenue outlook

- CRTS, part of Aegion's internal Coatings Services business, has completed more than 60 percent of the internal pipe weld coatings for its Wasit project, which was awarded in 2012. This signature project for CRTS is scheduled for completion in late 2014 or early 2015.
- Aegion intends to expand the Middle East reach of its Coatings Services business by continuing to focus on the offshore market, increasing the emphasis on onshore coatings, building on the Saudi Aramco successes to establish new markets and continuing strong execution and R&D efforts.
- Aegion's goal is to double the expected revenue run rate by 2017 for the Coating Services business in the Middle East to $20 million, up from $10 million in 2013.

### United Pipeline Systems' history and revenue outlook

- United's history in the Middle East supports Aegion's expectation that the Coating Services and Corrpro businesses can also experience similar success.
- United is poised to expand further its presence in the Middle East through the growing acceptance of the Tite Liner® system in key markets within the region.
- From its strategic position in the region, United can more effectively target other markets on the African continent and in India.
- Aegion's goal is to double revenues in this growing market to approximately $50 million by 2017.

### Aegion Energy & Mining platform in the Middle East

- The United Pipeline Systems, Corrpro and CRTS businesses offer a portfolio of technologies and services that can add value for the national oil companies in the Middle East. By combining them under a single platform, Aegion creates a more cohesive presence, lowers its operating costs and increases its visibility within the Middle East, North Africa, Sub-Saharan Africa and India.

## NOTES

## Strong Organic Revenue Growth for United Pipeline Systems Since 2007


$42M
$61M
$42M
$71M
$123M
$164M
$122M
2007
2008
2009
2010
2011
2012
2013

**19%**

REVENUE CAGR
2007 – 2013

- Prior to 2008, United Pipeline Systems was a highly profitable but small business primarily in the western portions of North America.
- After a strategic review in 2008, a concerted effort was made to penetrate the global market for this niche service. In seven years, United Pipeline Systems tripled its revenues from about $40 million in 2007 to a now more sustainable $122 million revenue operation.
- There is still significantly more room to grow.

## NOTES


North America
Substantial growth since 2009 in oil and gas, mining and industrial markets

## North America Remains a Strong Market for United Pipeline Systems

*Expected Revenue Growth*


$60M
Strong Demand
Stable oil prices and strong production of oil and gas
Pipeline Rehabilitation
Aging facilities and increasing regulations
Enhanced Oil Recovery
Use of more corrosive water and gas for extraction drives need for pipeline protection
$90M
2013
2017F

- With 2013 revenues of $60 million, North America is United Pipeline Systems' strongest and most stable market, representing less than half of its revenue but more than half of its profits.
- The significant investment in North American oil, gas and mining development bodes well for continued growth. United Pipeline Systems is still gaining acceptance to create more opportunities for the Tite Liner® system, even in this long standing market.

## NOTES


South America
Since 1994, United Pipeline Systems' South American business has been built on strong capital expenditures in Chile's mining industry

## South America Remains a Favorable Market for United Pipeline Systems

*Expected Revenue Growth*


$18M
Outlook in Chile
Expect pipeline capital spend to rebound over time with consistent maintenance spend
Government Regulation
Government regulations in Chile will require use of corrosive seawater for mining waterlines
Expanding Markets
Oil and gas pipeline development in Brazil, Argentina and Colombia
$30M
2013
2017F

- United Pipeline Systems relies on long-standing relationships, built through years of high-quality performance. Since 1994, United has built a strong presence in Chile to anchor a broader South American strategy for growth.
- United Pipeline Systems' experience positions the business for success through maintenance activities and staying close to its customers.
- New regulations can promote the value of the Tite Liner® technology. Mining companies in Chile will have to import seawater for use in the waterlines needed to support mining activity as restrictions are placed to curb the use of fresh water. The pipelines that will carry this corrosive seawater — some more than a hundred miles long — create substantial opportunities to provide the necessary internal protection from metal loss and extend the life of these vital pipeline assets.
- Oil and gas pipeline development in Brazil, Argentina and Colombia, as well as ongoing pipeline maintenance, hold the promise of a rebound in the coming years.

## NOTES

### United Pipeline Systems Has Completed Projects in 28 Countries Since 1985



### Mining Sector Is Still a Promising Market for United Pipeline Systems


Over time, expect mining to be 35% to 40% of revenues
Emerging Markets
Established Markets

### United Pipelines Systems' Emerging Markets


Emerging markets will lead to significant growth in the long-term

### Project-based markets

- United Pipeline Systems has completed projects in 28 countries since 1985 and has strong relationships with major oil, gas and mining companies.
- Approximately half of United's completed projects are mining related and are completed in countries where United mobilizes for a project without establishing a permanent presence, including nations such as Morocco, Armenia and Madagascar.
- United's approach with project work is to build relationships with new customers and expand existing relationships. It can take time to know if a new market can be sustainable or not.

### Mining markets

- With the exception of a large project in Morocco, mining opportunities were limited in 2013.
- Bid activity on iron ore and other major, large-diameter mining projects is starting to increase in Australia. United is exploring additional mining opportunities in the Sub-Saharan Africa and the Asia-Pacific regions.
- The mining sector remains a promising market for United Pipeline Systems and, with a concerted business development effort, has the potential to generate 35 to 40 percent of United Pipeline Systems' revenues over time.

### Emerging markets

- United Pipeline Systems defines emerging markets as those that have ongoing opportunities to line or rehabilitate new or aging oil, gas and mining pipelines and that will provide enough work to sustain ongoing operations.
- United will explore establishing business units in these emerging markets in the next three to five years as opportunities develop for mining projects in Brazil, Sub-Saharan Africa, Australia and oil and gas projects in Brazil and Eastern Europe.

## NOTES

## United Pipeline Systems Has Opportunities to Continue Strong Market Growth

*Expected Revenue Growth*


$122M
Middle East
Next growth market
North America
Outlook remains strong
South America
Longer-term growth
New Markets
Many untapped markets to develop
$180M to $200M
2013
2017F

- United Pipeline Systems remains a growth business for Aegion, with opportunities for strong, sustainable growth in the Middle East, North America, South America and untapped markets.
- Since 2007, United Pipeline Systems has tripled its base revenue to more than $120 million expected in 2014.
- By continuing to improve execution, moving into emerging markets and capitalizing on R&D efforts to expand engineered solutions, Aegion expects to grow United Pipeline Systems' revenues over the next four years to reach $180 to $200 million.

## NOTES

# Russell Conda

*President*, Brinderson

# 49 years

Well respected presence in West Coast energy markets


Billable Hours – Annual Trend
Billable hours in millions
70
60
50
40
30
20
10
00
2008
2009
2010
2011
2012
2013
2014 (Est.)
E/EPC
MSA (Alliance)
Turnarounds
Maintenance
2.9
1.1
1.2
0.6
1.9
0.3
0.6
0.1
0.9
1.7
0.4
0.5
0.8
1.9
0.1
0.1
0.3
1.4
3.8
0.5
0.6
2.4
4.5
0.3
0.9
0.3
3.0
5.4
0.5
1.2
0.3
3.4

# 75% of revenues are recurring

50 master service agreements in 2013 and ability to upsell other critical services through "nested positions" created from long-term maintenance contracts

# 75% of revenues from multi-year non-cyclical maintenance contracts

Transformation into a maintenance service provider from a project-based contractor. Brinderson interacts with its customers every day!

- Brinderson is a leading provider of maintenance, construction and engineering services to the oil and gas sectors, working primarily in downstream refining and upstream production markets on the West Coast, where its reputation and brand are the strongest.
- In 2008, Brinderson transitioned from a project-based business to a fully integrated maintenance provider, successfully migrating from the capital spending side of its clients' businesses to their operating expense side allowing Brinderson to increase its work hours from maintenance programs from 600,000 in 2008 to an anticipated 3.4 million hours in 2014.
- 75 percent of Brinderson's revenues today are recurring, stemming from multi-year, non-cyclical maintenance contracts.
- Brinderson today has 50 master service agreements creating a "nested" position inside its clients' facilities from which Brinderson can upsell other critical services.

## NOTES

# SAFETY

is not just good for business,
it's great for business.

## Brinderson Safety Records Outperform Industry Standards

*13 Million Work Hours Without Lost Time Incident Since 2010*



Billable Hours in Millions
Total recordable incident rate (TRIR)
4.70
4.30
4.00
3.90
3.70
0.80
0.90
0.81
0.81
0.64
0.24
0.18
0.20
0.08
0.20
0.20
2008
2009
2010
2011
2012
2013
OSHA/BLS
AFPM Trade Assoc.
Brinderson
Billable Hours

- 70 percent of U.S. refinery accidents result from safety management issues such as preventable mechanical failures, faulty operating procedures and failure to implement safety inspection recommendations, according to 2010 Occupational Health Safety Administration (OSHA) findings.
- Safety is fundamental to Brinderson's culture.
- Since 2010, Brinderson has performed more than 13 million work hours without a lost time incident.
- Brinderson's current total recordable incident rate significantly outperforms OSHA industry averages, even as its billable hours have dramatically grown.

## NOTES

## Upstream






## Downstream






### Upstream

- Brinderson constructs and maintains a wide range of facilities and operations at U.S. upstream oil production sites.
- Brinderson constructs and maintains flowlines and gathering systems, well sites, water and oil treatment facilities, tank batteries, production manifolds, well monitoring and testing facilities and gas plants at these critical upstream sites.

### Downstream

- Brinderson performs mission-critical mechanical maintenance at U.S. downstream oil and gas facilities.
- Brinderson performs routine maintenance on vessels, towers, heat exchanges, pipelines, valving, bulk liquid storage and other mission-critical systems and supports the planning and scheduling of maintenance shutdowns.
- With no new refineries built in the U.S. in more than 40 years, today's refineries are operating at more than 90 percent capacity utilization, making it critical for operations to run efficiently and safely with maximum uptime.

## NOTES

# Four Key Strategies Leading to Overall Brinderson Growth

1 Brinderson Revenue Mix Shifts to Maintenance


2%
10%
24%
64%
2008
8%
11.2%
22.6%
58.2%
2013
Turnarounds
Engineering
Construction
Maintenance

2 Master Service Agreements


7
10
13
25
32
50
2008
2009
2010
2011
2012
2013

3 Investing in the Permian Basin and long-term opportunities in Canada, the Gulf Coast and Utah

4 Increase capital project activity to support geographic expansion

Brinderson continues to have many opportunities for strong, sustainable growth, which it expects to achieve by following the same four-part strategy that has produced steady success over the past five years.

1. Establish new recurring revenues by leveraging existing upstream and downstream relationships.
2. Maximize master service agreements by developing long-term relationships with existing clients and increasing marketing to midstream terminals and pipelines.
3. Increase geographic footprint by exporting Brinderson's business model to markets such as the Permian Basin, where inroads have already been made.
4. Grow position in capital projects to support geographic expansion.

## NOTES



Brinderson is in a majority of the California and Washington refineries

**Target areas for growth:**

– Downstream: small- to mid-size turnarounds, maintenance, electrical and instrumentation

– Upstream: capital construction and maintenance

- Operating at 13 of 19 refining facilities on the West Coast, Brinderson holds a strong position in the West Coast refining maintenance market, attributable to its industry-leading safety record and ability to lower clients' costs and improve efficiency.
- In late 2013, Brinderson acquired approximately $70 million in annual recurring backlog with a total expected contract value exceeding $500 million in the West Coast downstream segment.
- Brinderson is now looking to expand its presence by pursuing small- to mid-size turnarounds, electrical and instrumentation work in the downstream market and capital construction and maintenance in the upstream market.

## NOTES

## Brinderson has full service capabilities to meet clients' needs


Maintenance
Construction
Engineering & EPC
Turnarounds

## Productivity Tools: TimeTrak™ and DelayTrak℠

Brinderson differentiates itself in the marketplace by using innovative, value-creating methods that drive down the number of hours and people needed to complete work, while significantly outperforming the competition.

**Services:**

- **Maintenance:** Brinderson provides routine maintenance, preventative and predictive maintenance and root cause failure analysis — usually performed pursuant to contracts that are long-term — lasting five years or longer.
- **Construction:** Capabilities include direct hire, self-performed craft labor for major construction activities. Services are combined with engineering services on an engineering, procurement and construction (EPC) basis or separately working directly with a client's engineers.
- **Engineering & EPC:** Work is performed from inception of a project through construction drawings, utilizing the latest engineering, project controls and scheduling programs.
- **Turnarounds:** Brinderson specializes in scheduled or emergency facility shutdown/outage services to maintain, repair or retrofit a facility.
- TimeTrak™ is an internally developed service that tracks how time is spent by crews on a jobsite. Brinderson uses the data to drive significant process improvements in routine maintenance.
- DelayTrak℠ is an internally developed system that identifies delays in real-time. The data is used to identify and communicate improvement opportunities and, later, action plans for improvement.
- These proprietary tools have successfully lowered customers' costs. Brinderson's strong safety culture, high quality performance and portfolio of services differentiate it in the marketplace.

## NOTES

# Case Study: Significant Increase in Annual Revenue from Upstream Client


$50M
$19M
$12M
$9M
Maintenance
Engineering
Construction
2005
2007
2009
2012

## $10 million in savings for client

Improved productivity by 22% in 2005

1.3 million hours without a recordable incident

### Case In Point: California Refinery

- **2005:** Brinderson won a competitively bid upstream maintenance contract in California. The refinery implemented Brinderson's TimeTrak™ and DelayTrak℠ tools and improved productivity by 22 percent in the first year.
- **2009:** Brinderson received an engineering contract at another refinery owned by the same customer and Brinderson's annual revenues from this customer grew to $19 million.
- **2011:** Brinderson was awarded maintenance contracts at two more of this company's refineries increasing annual revenues to $50 million.
- **2012:** After exceeding over one million hours without a recordable injury at the original facility and eliminating $10 million in costs through improved efficiency since 2005, the customer awarded Brinderson its first-ever sole source five-year contract extension.

## NOTES

# Brinderson Is Investing to Establish Presence in the Permian Basin


104°
102°
100°
34°
32°
30°
TEXAS
NEW MEXICO
MEXICO
NORTHWESTERN SHELF
Capitan Reef
CENTRAL BASIN PLATFORM
MIDLAND BASIN
EASTERN SHELF
Carlsbad
Midland
Odessa
El Paso
Guadalupe Mts.
DELAWARE BASIN
DIABLO PLATFORM
SHEFFIELD CHANNEL
SOUTHERN Marathon SHELF
HOVEY CHANNEL
OUACHITA-MARATHON OROGENIC BELT
VAL VERDE BASIN
Rio Grande
0 50 100 miles
0 50 100 150 km
Carbonate reef
Platforms
Basins
© 2007 Encyclopaedia Britannica, Inc.
Permian Basin

**Three ways to grow in the Permian Basin:**

1. Current customers invite Brinderson to work for them in the Permian Basin
2. Establish relationships with new customers in the Permian Basin
3. Execute capital projects to develop long-term relationships

- Brinderson believes its successful business model can be exported to the Permian Basin based on Brinderson's proven pattern of expansion.
- It typically takes two years to develop relationships that lead to long-term maintenance contract awards.

## NOTES

# Total Energy & Mining Estimated Recurring Revenue Mix

**Without Brinderson**


50%
50%

2014 Outlook

- New Capital Spend Projects
- Operating & Maintenance Services (Recurring)

**With Brinderson**


40%
60%

2014 Outlook

- With Brinderson, the Energy & Mining platform expects revenue of nearly $800 million in 2014, approximately 60 percent of which will come from recurring sources. The expansion of Brinderson's recurring revenue stream helps the Energy & Mining platform to balance less predictable, while highly valued capital projects.
- In 2014, Brinderson and Corrpro will account for approximately 75 percent of Energy & Mining revenues, with 75 percent of those revenues coming from recurring revenue sources.

## NOTES

# Potential for Sales Synergies Can Add to Aegion's Growth

Leveraging Brinderson's nested position to help other Aegion companies work "inside the fence"

Expanding Brinderson's midstream presence through Aegion's client relationships — lots of opportunities in pipelines and terminals

Strengthening Brinderson's engineering and technology capabilities through Corrpro partnership


Upstream
Midstream
Downstream

- From Brinderson's nested position at its clients' sites, it is well-positioned to help Corrpro, Fyfe and other Aegion companies identify opportunities to work "inside the fence."
- Brinderson looks to utilize Aegion's client relationships to grow its midstream presence in pipelines and terminals, as well as leverage Corrpro's strong engineering and technology capabilities through partnerships that expand Brinderson's engineering offering.

## NOTES

## Favorable Market Drivers Can Lead to Significant Growth Opportunities

**$218M**

**2013***

**Growth in West Coast Market**
Continue to strengthen relationships with customers to increase visibility inside the fence

**Geographic Expansion**

Export Brinderson's business model to the Permian Basin, Canada, the Gulf Coast and Utah

**$425M – $450M**

**2017F**

**Pro forma trailing 12 months ended December 31, 2013*

- Brinderson has significant opportunity for strong, sustainable growth through 2017 and beyond.
- Growth in Brinderson's West Coast business and geographic expansion into the Permian Basin will be the primary drivers of this growth.
- A longer-term goal includes expansion into Canada, the Gulf Coast and Utah.
- Aegion's goal is to grow Brinderson's revenues from $218 million in 2013 to $425 to $450 million by 2017.

## NOTES

# COMMERCIAL & STRUCTURAL PLATFORM

**Presenters:**

Chibby A. Alloway

Thomas E. Vossman

# Chibby A. Alloway

*Vice President*, Commercial & Structural, Fyfe North America

# Commercial & Structural Platform

## $70M to $85M in Revenues

2014F

### Fibrwrap® Is a Leading Product

- 25-year market presence
- Key certifications of structural equivalency
- Continuous INNOVATION opens new markets

### Vertical Integration

- Integrated business model provides best go-to-market strategy as well as effective R&D program targets new opportunities

### Global Market

- Established presence in Asia positions Tyfo® Fibrwrap® products for GROWTH opportunities

## $120M to $130M in Revenues

2017F

**Near-Term Objective 15% to 20% Platform Annual Revenue Growth | 35% to 40% Gross Margins**

- Fibrwrap® is a market leading, engineered solution for infrastructure, pipeline and structural strengthening and rehabilitation utilizing its lightweight, low profile and high-strength fiber-reinforced polymer technology.
- The Commercial & Structural platform is positioned to continue leading the conversion from traditional rehabilitation and strengthening methods because of its vertically integrated approach and its expert engineering, manufacturing and installation.
- As a result of the unexpected departure of key personnel in the North American business, 2013 was a step backward in the growth aspirations Aegion believes remain intact. Significant changes are underway to enhance the sales and operations of the North American business to stage a recovery in 2014 and a return to growth in 2015 and beyond.
- Aegion is taking a pragmatic view with respect to the outlook through 2017 with 15 to 20 percent annual revenue growth at attractive gross margins of 35 to 40 percent.

## NOTES

# Innovation | Growth

## Fyfe Innovation Continues to Drive the Market





### Tyfo® Fibrwrap® System

> Created market more than 25 years ago

> Lightweight, low profile, high-strength material

> Highly engineered solution

> Widely adaptable to continually growing engineered solutions for structural rehabilitation

## Competitive Advantage: Unique Vertical Integration Business Model

**Products**
Tyfo® products have over 25 industry certifications

**Engineering**
More than ten expert engineers and researchers in fiber-reinforced polymers and materials

**Installation**
120 professional crew members trained in proper installation of Fibrwrap® engineered solutions

**Innovation & Growth**

**Manufacturing**
80 patents and trade secrets for fabric designs and epoxy formulations

**R&D**
Through innovation, Fyfe engineers and scientists formulate high performance resin matrices and fiber-reinforced polymer composites

**Sales**
Transitioned to a vertical end market model with the addition of 20 sales and business development professionals

- Founded in 1988, Fyfe develops and installs lightweight, low profile materials that strengthen, repair and restore deteriorating structures, sometimes to better-than-new condition.
- A pioneer in the fiber-reinforced polymer (FRP) structural strengthening industry, Fyfe is today a leader in designing and manufacturing highly engineered structural rehabilitation solutions that can be adapted to a wide range of masonry, concrete, steel and wooden structures.
- Fyfe remains dedicated to innovation and growth. Fyfe's engineering solutions are a product of its vertical integration which provides the necessary focus on R&D, engineering, manufacturing, sales and installation.

## NOTES

## Fyfe North America Vertical End Markets



Structures



Infrastructure



Industrial/Pipelines

## North America Addressable FRP Market


> $1 Billion
$310M
$420M
$270M
2014 F
Structures
Infrastructure
Industrial/Pipelines
$1.3 Billion
$355M
$670M
$315M
2017 F

**Source: Company estimates*

- Fyfe is active in strong and growing markets and currently provides strengthening, repair and rehabilitation solutions in three primary vertical end markets:
  - Structures
  - Infrastructure
  - Industrial/Pipeline
- The estimated addressable market for Fyfe's fiber-reinforced polymer solutions is over $1 billion and is expected to grow to $1.3 billion by 2017, resulting primarily from growth in these three primary vertical end markets.
- Most of the growth in the addressable market will be in the Industrial/Pipeline vertical segment. Fyfe is increasing its focus on this market with the support of Insituform's North America business.

## NOTES

## Fyfe North American Structures Market

**FRP ADDRESSABLE MARKET***

| **$310M** | **$355M** |
|---|---|
| 2014 | 2017F |



**Building Change of Use**
– Hospital structural upgrade

**Building Seismic Strengthening**
– New San Francisco code requirements

**Building Structural Rehabilitation**
– Historical buildings
– Design/construction correction
– Code changes

**Source: Company estimates*

- Fyfe's fiber-reinforced polymer solutions have three primary applications in the North America structures market:

  1. **Change of Use:** When a building is converted to a parking structure or a hospital adds particularly heavy medical equipment, it is often necessary for the building itself to undergo structural upgrades to accommodate the new, heavier weight load. Fyfe's low-profile, high weight-to-strength ratio solutions deliver these structural benefits with minimal space requirements.
  2. **Seismic Strengthening:** Fyfe expects to benefit from building code changes in places such as San Francisco that mandate increased structural support for earthquake protection.
  3. **Structural Rehabilitation:** Historical buildings and other older structures are often subject to code changes and are in need of structural rehabilitation. Fyfe's solutions provide the structural integrity and low profile needed to uniquely complete these projects.

## NOTES

# Fyfe North American Infrastructure Market

*Bridge and Waterfront Repair and Rehabilitation*

**FRP ADDRESSABLE MARKET***

| $270M | $315M |
|---|---|
| 2014 | 2017F |





**Bridge Overpass**
- Strengthening
- Seismic support
- Excessive wear

**Waterfront Structures**
- Sea port change-of-use
- Corrosion protection
- Storm surge strengthening

*Source: Company estimates*

- Fyfe's fiber-reinforced polymer solutions have two primary applications in the North American infrastructure repair and rehabilitation market:

  1. **Bridge Overpass:** Fyfe's solutions are registered with the Department of Transportation in 10 states, making them an available solution for completing bridge overpass upgrades without bridge closures. These solutions provide strengthening and seismic support to structures that have experienced excessive wear.

  2. **Waterfront Structures:** R&D efforts have resulted in faster-curing materials and carbon and glass fiber products needed to work on submerged steel and concrete waterfront structures. These solutions can be used to support sea port change-of-use as well as to provide corrosion protection and storm surge strengthening.

## NOTES

# Fyfe North American Industrial/Pipelines Market

**FRP ADDRESSABLE MARKET***

| $420M | $670M |
|---|---|
| 2014 | 2017F |



**Nuclear and Power Generation**
– 62 power plants in the United States

**Municipal Pressure Pipe**
– Partnership with Insituform

**Oil and Gas**
– Pursuing certification and cross-selling support

**Source: Company estimates*

- Large-diameter pressure pipelines represent the greatest growth opportunity for Fyfe over the next three to five years.
- Fyfe's fiber-reinforced polymer solutions have three primary applications in these pipes:

1. **Nuclear and Power Generation:** The nuclear power industry is an especially promising market for Fyfe as it nears completion of a year-long process to validate the Tyfo® Fibrwrap® product's compliance with ASME B31.1, a design code for power piping systems. Fyfe's products will be the first to meet ASME B31.1 pipe design equivalency for large-diameter service water piping systems in nuclear power stations. Fyfe is already performing work at nuclear plants in North America.
2. **Municipal:** Fyfe is leveraging its relationship with Insituform to double its presence in the large-diameter pressure pipe market, where Fyfe's solutions provide structural repairs that result in a rehabilitated pipe that is stronger than the original pipe.
3. **Oil and Gas:** Fyfe is likewise seeking certification and following the lead of Brinderson and Corrpro to introduce its solutions to the growing oil and gas markets they serve.

## NOTES

## Fyfe North American 2014 Sales Funnel: Increasing Market Visibility


$79
$83
$93
$95
$98
$105
Jan
Feb
Mar
Apr
May
Current

*Amounts shown in USD millions*

- Since January 1, 2014, Fyfe North America has experienced steady growth in sales activity, attributable in part to the efforts of a new dedicated sales team and Fyfe's relationship with Insituform. This is the first time Fyfe has had this level of visibility into sales opportunities.
- Focus on closing orders faster to drive operational efficiencies.

## NOTES

# Fyfe North American Enhanced Sales and Operations


Innovative
Operational
Excellence
Internal
Focus
Engineering
Expertise
Manufacturing
Crew Experience
Estimation
Operational Systems
Project Management
Tyfo® Products
Strategy
Focus
Partnerships
Product Certification
External
Focus
Sales Growth
FYFE

- Fyfe's success is contingent on two primary factors: the ability to innovate and achieve operational excellence and the ability to grow sales.
- Achieving operational excellence requires:
  - **Engineering expertise:** Fyfe must be able to demonstrate that its solutions satisfy clients' design requirements and perform in the field.
  - **Manufacturing:** To capitalize on manufacturing efficiencies developed by Insituform, Fyfe is moving its resin manufacturing to Insituform's Batesville, Mississippi plant.
  - **Project management:** Fyfe is leveraging Insituform's experience to build time control and project management systems designed to improve crew utilization from 75 to 90 percent. Benchmarking systems are now being used to track productivity in real time to improve decision-making.
- Achieving sales growth requires:
  - **Strategy:** Fyfe is implementing a sales strategy that focuses on customer education and conversion in its three vertical markets. It also involves behind-the-scenes efforts to have its products included in bid specifications.
  - **Products:** Fyfe offers 45 different Tyfo® products, each designed to solve a different structural rehabilitation challenge.
  - **Partnerships:** Fyfe is partnering with Insituform to jumpstart relationships with municipalities and other pipeline operators as well as engage Insituform's sales force to assist in identifying leads and closing projects.
  - **Product certification:** Fyfe is seeking certifications in multiple markets that will enable its products to be written into specifications as a proven solution to which engineers can specify and design.

## NOTES

## Small-Diameter Water Pressure Pipes

*Simple Installation · Superior Strength*



Technical drawing shows thin wall, high-strength material


BOTTOM

Intalled pipe shows clean installation without wrinkles

## Actual Small-Diameter Pressure Pipe Test

– Patent-protected Tyfo® material
– 8-inch diameter pipe
– 600 psi test limit



Pressure gauge from actual product test



Pressure pipe test

- Fyfe is a leader in fiber-reinforced polymer intellectual property. Fyfe's solutions are simple to install, display superior strength and adhere to the inside diameter of the host pipe or other structure without wrinkling.
  - A new innovation is under development for small-diameter water pressure pipes.
  - Installation of a new small-diameter solution involves impregnating a thin fiber-based pipe with resin and using pressure to insert it inside the existing pipe. After it cures, the pipe is restored to better-than-original condition.
  - The strength of the solution has been successfully tested at 600 psi on a Fyfe® small-diameter pressure pipe material installed in an 8-inch diameter pipe — which is well above the pressure at which municipal pipelines operate.
  - Further testing is planned to complete proof of concept. An assessment for commercial visibility is then needed for product launches.

## NOTES

# Thomas E. Vossman

*Senior Vice President*, Asia Pacific

# Singapore, Hong Kong and Indonesia Market Opportunity


**Hong Kong:** $30M Annual Addressable Market
**Singapore:** $20M Annual Addressable Market
**Indonesia:** $20M Annual Addressable Market

*Source: Company estimates*

**SINGAPORE:** $20 million annual addressable market

- Fyfe is targeting four key markets for its products and services:

  1. Third-party applicators who can specify and apply Fyfe's products
  2. Waterworks pipeline rehabilitation, particularly the 5,000 km of pressure pipeline identified by the Singapore government
  3. The Housing Board's water tank stumps retrofits
  4. Seismic upgrades of high rise buildings currently under study by the Singapore government

**HONG KONG:** $30 million annual addressable market

- Fyfe's expertise in large-diameter pressure pipelines positions it for additional work beyond the $21 million force main pressure pipe projects currently being completed in the region.
- Fyfe is pursuing Hong Kong's drain pipe market, which involves rehabilitating more than 7,000 km of drainage pipe.
- Building upgrades and third-party applicators also present market opportunities for Fyfe.

**INDONESIA:** $20 million annual addressable market

- Fyfe is targeting third-party applicators and the transportation market, with more than 10,000 bridges in Indonesia currently in need of repair and strengthening.

## NOTES

# Japanese Seismic Upgrade Opportunity

**Japan:**
$6 Billion
Addressable
Market



## Seismic Strengthening of Timber Houses/Structures

Japanese Seismic Upgrade

Phase 1: Seismic Capacity Inspection → Phase 2: Seismic Strengthening Design → Phase 3: Seismic Strengthening Works

## Seismic Strengthening of Timber Houses/Structures

Japanese Seismic Upgrade Residential Grading

| Structural Evaluation Point | Description |
|---|---|
| Above 1.5 | Safe |
| 1.0 to 1.5 | No collapse is to be expected |
| 0.7 to 1.0 | Collapse possibility is available |
| Below 0.7 | High possibility for collapse |



*Source: Company estimates*

**Approximately 3 million wooden structures will be evaluated in Japan**

**JAPAN: $6 billion estimated addressable market (highly dependent on state of Japanese economy and government incentives)**

- In 2014, Fyfe's Tyfo® House Defender System received national certification for seismic strengthening for wood structures in Japan, gaining a competitive advantage as the only fiber-reinforced polymer technology permitted for use. The Tyfo® system provides seismic strength while allowing the home to be restored to its original aesthetic condition. In addition, the Tyfo® system is more cost effective than other non-FRP certified methods.
- To address this market, which includes approximately three million homes that are to be evaluated for structural strengthening, Fyfe is adding additional branch offices and sales staff, as well as implementing a mass marketing program.
- Seismic strengthening of wooden structures in Japan involves three phases:

  1. **Inspection:** A seismic inspection must be conducted using a structural evaluation point system to assess the structure's risk of collapse in an earthquake.
  2. **Design:** During the seismic strengthening design phase, the Tyfo® House Defender System is positioned in the design community as a valid and preferred method of seismic protection.
  3. **Installation:** To promote the Tyfo® House Defender System's installation, Fyfe is marketing it directly to the residential community, participating in government subsidy programs and partnering with financial institutions for low cost loans.

- Fyfe's goal is to successfully launch the Tyfo® House Defender System in 2014, with expectations for modest revenue contribution in 2014. The market potential will be determined over time as Fyfe learns to operate in this government-run market and determine the acceptance of the Tyfo® House Defender System.

## NOTES

# WATER & WASTEWATER PLATFORM

**Presenter:**

Thomas E. Vossman

# Thomas E. Vossman

*President*, Insituform Technologies



## Water & Wastewater Cured-in-Place Pipe Potential Growth Scenario


$980M
$783M
$244M
4%
TOTAL CAGR
2014-2017

*Amounts shown in USD millions

*Data represents only CIPP installation spend and excludes industry estimates for China*
*Source: Industry assessments from Global Water Market 2014, Global Water Intelligence Water Market 2011 and Global Water Intelligence*

- Insituform is the pioneer of the trenchless technology industry. Since 1971, its crews have installed more than 21,000 miles of cured-in-place pipe (CIPP) around the world.
- Insituform® CIPP was first installed in 1971 beneath the Thames River in London. In 2001, test samples from this original installation proved that the product continues to perform to industry standards.
- From 1971 to 2014, the global CIPP market (excluding China) grew to more than $1.5 billion (19 percent total CAGR). By 2017, industry studies estimate the global market (excluding China) could be approximately $2 billion (4 percent total CAGR from 2014 to 2017).
- North America is the most significant market globally. However, we expect significant growth in Asia as well in the near term. Insituform is well-positioned to continue to take advantage of future growth opportunities, whether through third-party product sales or its own contracting operations.

## NOTES



**1** Over the hole wet out

**2-3** Large-diameter CIPP installation

**4** Manufacturing facility

**5** Air invert steam cure installation

**6** InsituMain® installation

**7** Robotic equipment used for service reinstatements


MUNICIPAL FUNDING
MUNICIPAL DECISION MAKER
PROJECT MANAGEMENT
CREW

Internal Influences

External Influences

- Although Insituform is an underground contractor and a manufacturer, the municipal water and wastewater industries are complex. Various stakeholders and contributors influence the process of rehabilitating existing pipelines.
- The complex market revolves around four primary drivers:
  1. Municipal funding
  2. Municipal decision makers
  3. World class project management
  4. Optimal crew performance

## NOTES


WORLD CLASS
MARKET INTELLIGENCE
MAKE TUBE
SHIP TUBE
INSTALL TUBE
Insituform
PROJECT MANAGEMENT SYSTEM


Even with competition
Ahead of competition
Behind competition
Manufacturing
Installation
Dry Tube
Wetout
Ship
Core/ Install
Sub
OH
Bid Price
Distribution
Market Price
Internal Cost
Raw Material
Labor/ OH
WO Ops
Fuel
Material Transfer Price
Labor
Equip
Fuel
Gen Ex
Total Cost

## Insituform North America Cost Savings Initiative


4% Reduction*
Material Cost
Subcontract
Labor
Owned Equipment
Gen Expense
Freight
Third-Party Equipment
2013
2018F

*This presumes savings against steady state volume

- Insituform's excellence is built on its project management system. Its focus on three key aspects of its business allows Insituform to eliminate costs, redesign delivery systems and expand its product portfolio to maintain its industry leading cost position.
- The three key aspects are:
  1. Making tube
  2. Shipping tube
  3. Installing tube
- Through the foundation of project management excellence and focus on the three key components of its business, Insituform is able to utilize world class market intelligence, allowing the company to not only understand the market and its customers' needs, but also track competitive activity and assess new threats to its business.
- Insituform is vertically integrated, which enables it to review the value chain, from the manufacturing stage through the distribution and installation process. Insituform is committed to extracting a minimum of 4 percent from its cost position over the next four years, which will lead to a significant increase in profitability.

## NOTES

## Insituform Market Intelligence: Competitors' Estimated Crew Days


50
40
30
20
10
0
2 Crews
1 Crew
Apr
May
Jun
Jul
Aug
Sept
Oct
Nov
Dec
Jan
Feb
Mar
Apr
Previous 6 months
Next 7 months


AEGION

Margin Sensitivity Report

| s Bid -1% | As Bid | As Bid +1% | As Bid +2% | As Bid +3% |
|---|---|---|---|---|
| $68,810 | $64,078 | $59,365 | $50,779 | $49,287 |
| 9.56% | 10.44% | 11.42% | 12.40% | 13.27% |
| $6,577 | $6,689 | $6,781 | $6,297 | $6,540 |
| (1.68%) | 0.00% | 1.37% | (5.86%) | (2.24%) |
| 32.73% | 30.38% | 28.06% | 23.94% | 23.19% |

Figure 1

- Insituform bids approximately 800 municipal projects each year and then uses the public data from these bids to build competitor profiles. Insituform is able to track competitors' estimated crew days and backlog positions, which helps Insituform better anticipate competitors' bids on municipal projects.
- An optimal bid index model (see Figure 1) was created to allow Insituform to accurately predict bid patterns and cycles, which it uses to maintain or increase margins.

## NOTES

## Water & Wastewater Strategic Focus Areas

1. Rigourous cost optimization
2. Industry-leading market intelligence
3. Agile market penetration
4. Efficient manufacturing capacity utilization
5. Robust product portfolio

## Water & Wastewater Platform

**$500M to $525M in Revenues**
2014F

**World Class Project Management**
Realizing higher crew utilization and improved EXECUTION in North America and now exporting best practices internationally

**Highest Value Product**
Improve upon Insituform's high quality manufacturing while focusing on ways to further lower Insituform's cost position

**Market Intelligence**
Utilizing Insituform's scale to better assess market conditions that lead to CONSISTENT higher win rates and greater market penetration

**$570M to $590M in Revenues**
2017F

- The Water & Wastewater platform is in a strong position to grow from approximately $500 to $525 million in forecasted annual revenues in 2014 to an estimated $570 to $590 million in annual revenues in 2017.
- The Water & Wastewater platform will focus on execution and consistency to deliver growth and strong cash generation by:
  1. Rigorous cost optimization
  2. Industry-leading market intelligence
  3. More agile market penetration strategies
  4. Efficient manufacturing capacity utilization
  5. A robust product portfolio

## NOTES

# AEGION'S FINANCIAL OUTLOOK

# David A. Martin

*Senior Vice President and Chief Financial Officer*

## 15% Average Annual Earnings per Share Growth

Long-term target on average and over time

### Strong End Markets

Macro economic factors support the demand for infrastructure maintenance, rehabilitation and strengthening for pipelines, industrial facilities and structures

### Aegion's Technologies and Services

Aegion's portfolio of technologies and services is uniquely suited to address specific needs in the water, wastewater, energy, mining and infrastructure markets

### Revenue Outlook

10% to 12% Annual Growth

Primary drivers of growth are North America, Middle East and South America

### Operating Margin Outlook

Target 50 Basis Point Average Annual Improvement

Highly valued technologies and services offer mix improvement opportunities plus cost discipline to expand operating margins

## Aegion Is Expected to Organically Grow Revenues to $1.8 to $1.9 Billion by 2017

**$1.3B to $1.4B**
2014F

| Energy & Mining | Water & Wastewater | Commercial & Structural |
|---|---|---|
| TARGETED approach in key markets such as North America and Middle East with COMPREHENSIVE technologies and services | Project management focus drives improving EXECUTION and CONSISTENCY for growth | INNOVATION centric approach and leading position creates GROWTH prospects in a global conversion market |
| 10% to 12% Annual Growth | 3% to 5% Annual Growth | 15% to 20% Annual Growth |

**$1.8B to $1.9B**
2017F

## Operating Margins Can Expand by 50 Basis Points Annually

*Strong end markets offer opportunities for improving margins*


Market Cycle
Stable
Growth
High Growth
50%
40%
30%
20%
10%
0%

**Growth Opportunities**
*Corrpro*
*Brinderson*
*United Pipeline Systems*
*CRTS*

**Realize Recovery**
*Commercial & Structural*
*Bayou New Iberia LA*
*International Water & Wastewater*

**Aegion Integration**
*Increases operating efficiencies while enabling greater business cooperation*

### Aegion is well positioned for strong earnings growth

- Aegion has the right technologies and services in strong end markets to target long-term annual earnings per share growth of 15 percent, on average and over time, reflecting the potential impact of various market cycles and project timing risk that can lead to performance in any given year being above or below the 15 percent target.

### Topline revenues expected to grow 10 to 12 percent

- In 2007, Insituform was a $450 million water and wastewater company. By 2017, revenues for Aegion are expected to be in the range of $1.8 to $1.9 billion.
- Corrpro, Brinderson and United Pipeline Systems provide the foundation for the Energy & Mining platform to annually grow revenues 10 to 12 percent. The growing need for protecting pipelines from the damaging effects of corrosion will allow Corrpro to capitalize on its market leading position in North America and its full service capabilities for the Middle East market. The use of water and gas for the extraction of oil and gas drives the need for United Pipeline Systems' Tite Liner® solution. The growing upstream market and demands on refining and petrochemical facilities require Brinderson's industry leading safety and high-quality maintenance, turnaround and small capital construction services.
- The wastewater pipe rehabilitation market in North America currently enjoys sustainable spend for cured-in-place pipe solutions favoring Insituform's market leading position. The international markets are stable with opportunities for growth in select markets such as Australia. These market fundamentals conservatively support 3 to 5 percent annual growth through 2017.
- The Tyfo® Fibrwrap® portfolio of products leads the market for fiber-reinforced polymers, a market that is expected to grow at a 10 percent annual rate in North America and at a substantially greater rate in Asia. The enhancements being made to the North American business positions it for a recovery in 2014. The Commercial & Structural platform targets revenue growth at an annual rate of 15 to 20 percent with attractive margins.

### Aegion targets operating margins to expand 50 basis points annually

- Across each of the businesses, there are actions to improve execution and to generate incremental margin expansion. It has already happened at Insituform.
- The growth that is expected carries margin expansion potential as well. Corrpro is targeting higher margin pipeline inspection services and AC mitigation. Brinderson has expansion plans in the upstream market and small capital construction that carry higher margins. United Pipeline Systems earns its highest margins in North America and that market continues to grow. The unique and high value robotics technology can deliver incremental margin expansion when that technology hits its stride in the marketplace.
- For Bayou, the deepwater market offers gross margin expansion potential for insulation coatings. The new insulation facility in New Iberia, Louisiana exists to pursue this opportunity.
- Fyfe has gross margin potential in the 35 to 40 percent range with operating margins in the mid to high teens.
- Aegion's integration efforts seek to increase efficiencies and enable the businesses to more effectively cooperate to drive synergistic sales.

## NOTES

## Aegion can Generate Substanial Cash Flow from Operating Activities


Cash Flow from Operating Activities ($M)
$42
$60
$53
$22
$111
$88
$100 to $110
2008
2009
2010
2011
2012
2013
2014F

**Aegion expects to grow future cash flow from operating activities in line with or greater than earnings per share growth**

## Aegion Has Increased Its Cash Generation Efficiency


Cash Flow from Operating Activities
as a Percent of Net Income
181%
87%
82%
204%
173%
103%
165% to 170%
2009
2010
2011
2012
2013
Peer Average
2014F

*Aegion*
*2013 cash flow from operating activities includes $4 million for acquisition-related expenses*
*2009 to 2013 restated for discontinued operations*

*Peer Average: 2013 Fiscal Year per S&P Capital IQ*
*Peer List: Kennametal, Matrix, Team, Tesco, Tetra Tech, DrilQuip, Primoris, LB Foster, MYR Group, Newpark Resources*

## Aegion can Efficiently Generate Free Cash Flow


Free Cash Flow per Diluted Share
(2013 Fiscal Year)
Peer Weighted Average(1) = $2.03
$0.05
$0.19
$0.43
$1.06
$1.32
$1.65
$1.71
$1.83
$1.87
$254
$2.85
$2.95
Tesco

*Source: Company Filings and S&P Capital IQ*
*(1) Peer average excludes Aegion*

## Aegion Achieved a Significant Reduction in Days Outstanding Receivables


Aegion Consolidated Receivable Days Outstanding (DSO)
140
130
120
110
100
90
80
2010
2014F
A 14 day reduction in DSOs conserved
working capital of $55 million

A one-day reduction in DSO contributes approximately $4 million to cash flow from operations based on 2014 expected revenues

- Aegion has made tremendous progress improving its capacity for generating cash flow from operating activities, in part because Aegion has a larger earnings base from which to generate cash. Efforts to improve working capital are also making a significant contribution.
- Aegion is focused on growing future cash flow from operating activity in line or ahead of earnings growth. The objective in 2014 is to generate $100 to $110 million in cash flow from operating activities.
- As a percent of net income, Aegion has dramatically increased the efficiency of the translation of income to cash ahead of its peers. That was especially true in 2012 as cash flow from operating activities reached a record $111 million and 204 percent of net income.
- Our capital requirements are modest at 2 to 3 percent of sales, giving us the ability to translate operating cash into sizeable free cash flow to further our strategic objectives, pay down debt and return cash to stockholders through share repurchases. Aegion ranks favorably among its peers in free cash flow per diluted share.
- Aegion's efforts to reduce its working capital requirements is best depicted by days sales outstanding (DSO) for its receivables sales account.
- Insituform North America has led the way in reducing its receivable days outstanding from 112 days in 2011 to our expectation for 92 days in 2014. The implementation of a world class project management system and experienced business development are the reasons for the dramatic improvement.
- Aegion is taking those best practices to Fyfe North America, where it achieved a 45 day reduction in DSOs over the last 6 months from a more systematic approach to collecting cash.
- Brinderson will also aid in the future reduction of consolidated DSOs as it carries the lowest DSOs of all of Aegion's operations.
- Since 2010, Aegion has reduced DSOs by 14 days, conserving working capital of $55 million in cash. Each day saved contributes approximately $4 million to cash flow from operating activities on current revenue run rates.

## NOTES

# Aegion Executing Diversification Strategy from a Strong Financial Position


Current Credit Facility Limit
2009 Credit Facility Limit
Adjusted Debt/Adjusted EBITDA
4.0x
3.5x
3.0x
2.5x
2.0x
1.5x
1.0x
0.0x
Cash Position ($M)
200
150
100
50
0
2009
2010
2011
2012
2013
2014F

- Since the transformation started in 2009, Aegion has maintained a strong balance sheet.
- Aegion spent more than $550 million to create the diversified growth company it is today. Aegion has maintained significant cushion on its leverage ratio versus credit facility limits measured as adjusted debt to adjusted EBITDA.
- Aegion has met its debt repayment obligation through its strong and improving cash position. Aegion also negotiated a higher credit facility limit in 2013 based on the strength of its diversification strategy and its ability to meet its financial obligations.
- There is sufficient financial capacity for future acquisitions to support Aegion's strategic growth objectives. The corporate development process is evergreen — a continuous process of evaluating opportunities with a strict discipline to acquire companies at the right multiples for near term earnings accretion and contributions to return on invested capital.

## NOTES

# Strong End Markets Drive Earnings Growth and Higher Returns

*Annual objective: increase organic ROIC by more than 100 basis points*



10% to 12%
7% to 8%
2014F
2017F

ROIC Performance Drivers

Expected Business Recovery
- Commercial & Structural
- Bayou
- Insituform International Operations

Expected Primary Growth Contributors
- Corrpro
- Brinderson
- Insituform North America
- United Pipeline Systems

Includes amortization of intangibles
Excludes potential impact from future acquisitions

$$\text{ROIC} = \frac{\text{NOPAT + Equity Earnings – Non-Controlling Interest}}{[(\text{Total Assets – Non-Interest Bearing Liabilities}) – (\text{Cash \& Cash Equivalents})]}$$

- Aegion is a return focused company. Each business has a return on invested capital (ROIC) target that is evaluated continuously.
- The objective each year is to improve organic ROIC by more than 100 basis points, excluding the impact of any future acquisitions. The consistent objective for acquisitions is that the acquired company be accretive to returns as well as earnings in the near term. In 2014, its first full year as part of Aegion, Brinderson will be accretive to ROIC.
- The same fundamental drivers that are expected for earnings growth (strong end markets and leading technologies and services), also drive the expected increase in ROIC. In a similar fashion, efforts to improve working capital to increase cash flow from operating activities will lead to a reduction in Aegion's invested capital. By 2017, ROIC for Aegion is expected to be in the range of 10 to 12 percent.

## NOTES

# Aegion Is Investing in Systems to Optimize Efficiency and Performance


Sales Growth and Margin Expansion
External Focus
Market Intelligence
Cross-Selling
Real-Time Analytics
Sales Forecasting
Project Management
Maximize Crew Efficiency
Cross-Business Planning
Minimize Variable Costs
Improve Market Visibility and Forecasting
Predictability
Aegion Business Intelligence
Efficiency
Become a Premier Project Management Company
Business Integration
Data Analytics
Expedite Close
Financial Reporting
Succession Planning
Attracting Talent
Global Workforce Reporting
Human Capital
Internal Focus
Improve Efficiency and Planning

- Becoming a premier project management organization is one of the Aegion's core objectives.
- Aegion is making sizeable investments in skilled people and programs to build a world class management information system to support the organization now and well into the future.
- The benefits from these investments directly support the operating goals of the company:
  - Accelerated sales opportunities within and between the business platforms as a result of improved market information and sales leads
  - Improved cost efficiencies, which drive margin improvement through world class project management capabilities
  - A more efficient human capital management system to share appropriate information across the organization to manage a global workforce
  - Complete integration of all reporting, financial, sales and management systems on a real-time basis — a significant improvement in Aegion's forecasting capabilities
- Aegion is making steady improvements every day and is committed to this important endeavor.

## NOTES

# Aegion is...







1. A diversified growth and return oriented company pursuing attractive opportunities in sustainable end markets

2. A company with robust opportunities in the U.S. upstream and downstream energy markets and an energy portfolio now balanced towards predictable and recurring revenues

3. An established global leader in water and wastewater pipeline rehabilitation with a leading technology to rehabilitate and strengthen other urban infrastructure

4. An execution driven company leveraging its scale and leading market positions for best in class project management across the organization

- Aegion's investment thesis rests firmly on the foundation of strong and sustainable markets.
- Aegion's capabilities allow it to participate in dynamic segments of the energy, water, wastewater and infrastructure markets. These technologies and services come from Aegion's market leading positions.
- Aegion is focused on becoming a strong project management organization. Significant progress has been made the last two years.
- Aegion is well positioned to grow annual earnings per share by 15 percent, on average and over time, with cash generation in line with or greater than earnings growth and return on invested capital increasing by more than 100 basis points annually.

## NOTES

# APPENDIX

# BIOGRAPHIES

**Charles R. Gordon**, *Interim Chief Executive Officer, Aegion Corporation*

Mr. Gordon serves as Aegion's interim Chief Executive Officer. Most recently, Mr. Gordon served in the position of Chief Executive Officer of Natural Systems Utilities, LLC, a distributed water infrastructure company and he continues to be a member of its Board of Directors. Prior to Natural Systems Utilities, Mr. Gordon served as President and Chief Operating Officer of Nuverra Environmental Solutions, Inc. from October 2010 through September 2013. Nuverra provides environmental services to the oil and gas industries. Mr. Gordon served as Chief Executive Officer of Siemens Water Technologies, a business unit of Siemens AG, a world leader in products, systems and services for water and wastewater treatment for industrial, institutional and municipal customers, from 2007 through 2010. Previously, Mr. Gordon served as President of the Siemens Water Technologies Systems Division from 2005 through 2006. Mr. Gordon was named President of US Filter's Service and Products Division in 1999, which was later acquired by Siemens. Mr. Gordon became Vice President of the Southern Region of Arrowhead Industrial Water (later acquired by US Filter) in 1991.

**David A. Martin**, *Senior Vice President and Chief Financial Officer, Aegion Corporation*

Mr. Martin serves as Aegion's Senior Vice President and Chief Financial Officer. Mr. Martin served as Aegion's Vice President and Chief Financial Officer from August 2007 through April 2009, at which time he was promoted to Senior Vice President. Previously, he was Vice President and Controller since January 2006. Mr. Martin also served as Insituform's Corporate Controller for two years, following two and one-half years as finance director of Insituform's European operations. Mr. Martin joined the Company in 1993 from BDO Seidman, LLP, where he was a senior accountant.

**David F. Morris**, *Senior Vice President, General Counsel and Chief Administrative Officer, Aegion Corporation*

Mr. Morris serves as Aegion's Senior Vice President, Chief Administrative Officer, General Counsel and Secretary. Mr. Morris served as Vice President, General Counsel and Secretary beginning in January 2005 through April 2007, at which time he was promoted to Senior Vice President. Mr. Morris became Aegion's Chief Administrative Officer in August 2007. From March 1993 until January 2005, Mr. Morris was an attorney with the law firm of Thompson Coburn LLP, St. Louis, Missouri, most recently as a partner in its corporate and securities practice areas.

**Brian J. Clarke**, *Senior Vice President, Business Integration, Aegion Corporation*

Mr. Clarke serves as Senior Vice President – Business Integration. He most recently served as Executive Vice President, Business Support and General Counsel, as well as Chief Financial Officer and Chief Legal Officer, of Veolia Water North America. Mr. Clarke served as Vice President and General Counsel for the North American operations of United States Filter Corporation from 1999 to 2003. Previously, Mr. Clarke was a partner of Seyfarth, Shaw, Fairweather & Geraldson from 1997 to 1999.

**Greta Senn**, *President, Corrpro Companies and The Bayou Companies*

Ms. Senn joined Aegion Corporation in May 2012 as Vice President, Energy & Mining, and has general management responsibility for Corrpro Companies and The Bayou Companies. Prior to joining Aegion, Ms. Senn was President and General Manager of the Technical Specialties Division at Solutia, Inc. Ms. Senn joined Solutia in 1994, and held various positions with increasing responsibility during her tenure. She is also active in the industry and previously served on the Board of Directors for The Suzhou Therminol Joint Venture in Suzhou, China. Ms. Senn earned an MBA from the Olin Business School at Washington University and has a Bachelor of Chemical Engineering from Auburn University.

**Dorwin E. Hawn**, *Senior Vice President, Energy & Mining and President, CCSI, CRTS and United Pipeline Systems*

Mr. Hawn joined the Company as deputy director for United Pipeline Systems when it was acquired in 1991. He was appointed as Regional General Manager in 2000, Area Vice President of United in 2005 and Senior Vice President of Energy and Mining in 2009. As one of the founders of United in 1984 and a certified P.E. in Canada, Mr. Hawn has over 40 years of experience in the industrial pipeline rehabilitation industry and over 15 years of experience as an engineering manager and a pipeline engineer. He is a member of The Association of Professional Engineers and Geoscientists of Alberta.

**Russell Conda**, *President, Brinderson, L.P.*

Mr. Conda is responsible for leading the development and execution of Brinderson's long term strategy. He is dedicated to safety along with creating long-term value to our shareholders,

clients and employees. He has more than 30 years in engineering and construction, serving the oil and gas industry both domestically and abroad. Most recently, he held the position of senior vice president for WorleyParsons' western operations based in California. He also served at Aker Solutions as senior vice president of operations. Following Aker Solutions, he was with ABB Lummus Global as vice president and director of onshore projects. Mr. Conda has a degree in civil engineering from the Illinois Institute of Technology and an MBA from Rutgers University. He was a Registered Professional Engineer in Illinois, Michigan, Connecticut and Oklahoma, and formerly sat on the Board of Advisors of the Construction Industry Institute.

**Chibby Alloway**, *Vice President, Commercial & Structural and Fyfe North America*

Mr. Alloway has over 35 years of general management, technology evaluations, design build and operational experience in the water and wastewater utility industry. His technical expertise includes applied water and wastewater research and development, engineering and design of capital improvement plan development and execution, process engineering and modeling, facility and network asset management programs and in situ reductions of volatile and semi-volatile organics. Prior to his leadership role at Aegion, Mr. Alloway was the Chief Technology Officer at BCR Environmental. He also served in executive leadership roles at Synagro Technologies, Inc., Veolia Water North America Operating Services and US Filter Corporation. Mr. Alloway graduated from Stanford University with a Master of Science in Environmental Engineering.

**Thomas E. Vossman**, *Senior Vice President, Water & Wastewater and Asia Pacific, President, Insituform Technologies*

Mr. Vossman serves as Senior Vice President, Water & Wastewater and is responsible for the overall growth and profitability of Aegion's Water & Wastewater platform. Mr. Vossman worked previously for Insituform Technologies from 2004 to 2008, achieving the level of Senior Vice President and Chief Operating Officer. After 2008, he served as President and Chief Executive Officer of Inland Industrial Services Group before returning in August 2012 to lead Aegion's Water & Wastewater platform in Asia, Australia and Europe, as well as the Company's Asian Commercial and Structural platform (Fyfe Asia). He is now responsible for Aegion's global Water & Wastewater platform and Asia Pacific Commercial & Structural.

Mr. Vossman is also President and Co-Founder of Racing for Cancer, an organization that unites motorsports fans, racing organizations, drivers, and sponsors to help raise awareness focusing on early detection, prevention initiatives and programs supporting the fight against childhood cancer.

**Kent W. Bartholomew**, *Securities & Corporate Counsel and Assistant Secretary, Aegion Corporation*

Mr. Bartholomew joined Aegion in January 2013 and serves as our Securities & Corporate Counsel and Assistant Secretary, where he is responsible for all SEC-reporting, corporate governance and general corporate matters. Prior to joining Aegion, Mr. Bartholomew practiced law at Bryan Cave LLP, an international law firm, where he was an associate attorney in the firm's mergers and acquisitions and securities law practice groups. Prior to that, Mr. Bartholomew was an associate attorney at Thompson Coburn LLP and a risk advisor at Bank of America. Mr. Bartholomew holds a Bachelor's Degree in Economics: Management Science from the University of California, San Diego and a Juris Doctorate from St. Louis University School of Law, where he graduated Magna Cum Laude.

**David H. Kroon**, *Chief Technology Officer, Aegion Corporation*

Mr. Kroon is Chief Technical Officer of Aegion Corporation and one of the original founders of Corrpro. He graduated from Yale University with a B.S. in Chemistry and is a Registered Professional Engineer in a number of states. Prior to becoming CTO of Aegion, he was President and Chief Engineer of Corrpro for many years. He has been active in the technical practices committees of NACE International and AWWA since 1971. In recent years, he has contributed to the development of pipeline and infrastructure assessment standards. He has also been the Principal Engineer for many contract research programs for the pipeline, water and electric power industries.

Mr. Kroon has over 40 years of experience in corrosion prevention, including materials performance, protective coatings, pipeline integrity, cathodic protection and AC/DC interference mitigation. Over his entire career, Mr. Kroon has been actively engaged in solving corrosion problems and extending the life of infrastructure for the energy, water and transportation industries. He started as a field engineer and worked his way up through engineering and regional management positions.

**John Huhn**, *Vice President of Strategy & Corporate Development, Aegion Corporation*

As Aegion's Vice President of Strategy & Corporate Development, Mr. Huhn is responsible for corporate strategy, mergers & acquisitions, joint-ventures and strategic alliances across all business units and geographies. In recent years, Mr. Huhn was responsible for the analysis, identification and completion of multiple transactions which increased Aegion's presence in the energy and structural sectors. Prior to joining Aegion, Mr. Huhn held several roles in consulting and corporate development including establishing HBM Holdings, a private family office, managing partner of Compass Group, a private equity firm and managing principal of Right Management Consultants, which provided organizational and strategic consulting to Fortune 1000 clients. Throughout Mr. Huhn's career, he has been involved in more than 50 transactions representing more than $1.5 billion in revenue.

**Laura Villa**, *Human Resources Vice President, Aegion Corporation*

Ms. Villa oversees Aegion's global Human Resource function and US payroll. She has been a member of Aegion's legal department and the primary attorney supporting the Human Resource team since February 2007. As a member of the legal department, she has provided advice to management on employment issues, prepared compliance and corporate policies, was responsible for all employment-related litigation and handled various compliance, ethics and special investigations. Prior to joining Aegion, Ms. Villa served as both Director of Human Resources and General Counsel at bioMérieux, Inc., a multinational biotechnology company with its parent company headquartered in Lyon, France. Laura began her legal career as an attorney with Armstrong, Teasdale LLP. Ms. Villa is active in the community as a cabinet member in United Way's Women's Leadership Society, an Advisory Board Member of Cor Jesu Academy and is a member of the St. Louis HR Leadership Network, the Society for Human Resource Management and the Missouri Bar Association.

# GLOSSARY

### Alternating Current Interference Mitigation

The interaction between high voltage current and metallurgy that can cause corrosion or impact an electrical charge to the metallurgy
**Acronym:** AC Mitigation or ACIM

### American Fuel & Petrochemical Manufacturers

A trade association representing American manufacturers of gasoline, diesel, jet fuel, other fuels and home heating oil, as well as the petrochemicals for thousands of products
**Acronym:** AFPM

### Cathodic Protection

A technique used to control the corrosion of a metal surface by making it the cathode of an electrochemical cell. The simplest method to apply CP is by connecting the metal to be protected with a piece of another more easily corroded “sacrificial metal” to act as the anode of the electrochemical cell
**Acronym:** CP

### Cured-in-Place Pipe

A widely used trenchless rehabilitation method to repair existing pipelines. CIPP is a jointless, seamless, pipe-within-a-pipe with the capability to rehabilitate pipes ranging in diameter from 6 inches to 124 inches. Insituform is the largest manufacturer of cured-in-place pipe
**Acronym:** CIPP

### Demand Stable

Base level of work driven by market needs regardless of pricing, seasonality or other influences

### Engineering/Engineering, Procurement and Construction

A contracting agreement where the contractor designs the installation, procures the necessary materials and builds the project
**Acronym:** E/EPC

### Fiber-Reinforced Polymer

An ultra thin composite material made of a polymer matrix reinforced with fibers consisting of carbon, fiberglass, kevlar or other materials applied with a resin/epoxy formulation forming an incredibly strong and structural sound structural rehabilitation solution
**Acronym:** FRP

### Gulf Cooperation Council

A political and economic union of Arab states, including Bahrain, Kuwait, Oman, Qatar, Saudi Arabia, and the United Arab Emirates
**Acronym:** GCC

### iTAP®

Robotic device used to replace individual water service connections

### Maintenance Contracts

Known as term contracts or annual service agreements, these agreements provide a menu of services at set prices for routine maintenance needs that may arise over the term of the contract

### Master Service Agreements

Negotiated contracts that spell out most of the terms for work over a defined period of time **Acronym:** MSA

### NOPAT

Net operating profit after taxes

### Occupational Health & Safety Administration/ Bureau of Labor Statistics

Federal agency charged with the enforcement of safety and health legislation/Principal fact-finding agency for the U.S. Department of Labor
**Acronym:** OSHA/BLS

### Singapore Public Utility Board

Singapore’s national water agency responsible for the collection, production, distribution and reclamation of water
**Acronym:** PUB

### Total Recordable Incident Rate

Total recordable incident rate is a measure of the rate of recordable workplace injuries, normalized per 100 workers per year
**Acronym:** TRIR

### Wetout

An Insituform facility where the cured-in-place pipe felt “tube” is impregnated with resin to prepare it for installation

# Non-GAAP Reconciliation

## Reconciliation of Non-GAAP Items in Statement of Operations

(in thousands USD except per share information)

| | For the Year Ended December 31, 2013 (from Continuing Operations) | | | | |
|---|---|---|---|---|---|
| | As Reported (GAAP) | Acquisition-Related Expenses(1) | Credit Facility Fees(2) | Joint Venture/ Divestiture Activities(3)(4) | As Adjusted (Non-GAAP) |
| Operating expenses | $ 184,314 | $ (5,831) | $ — | $ — | $ 178,483 |
| **Operating income** | **66,882** | **5,831** | **—** | **—** | **72,713** |
| Interest expense | (13,169) | — | 1,964 | — | (11,205) |
| **Other** | **4,964** | **—** | **—** | **(8,688)** | **(3,724)** |
| Income before taxes | 59,002 | 5,831 | 1,964 | (8,688) | 58,109 |
| **Taxes on income (tax benefit)** | **12,154** | **2,321** | **782** | **(2,635)** | **12,622** |
| Net income (attributable to Aegion Corporation) | 50,812 | 3,510 | 1,182 | (6,053) | 49,451 |
| **Diluted EPS** | **$ 1.30** | **$ 0.09** | **$ 0.03** | **$ (0.15)** | **$ 1.27** |

(1) Includes expenses incurred in conjunction with the acquisition of Brinderson, L.P. in July 2013 and other acquisition activity pursued by the Company during the period (non-GAAP).

(2) Includes certain out-of-pocket expenses and acceleration of certain unamortized fees associated with the refinancing of the Company's credit facility as part of the Brinderson acquisition (non-GAAP).

(3 Includes a gain on the sale of the Company's 50 percent interest in Insituform Rohrsanierungstechniken GmbH. The sale price was €14.0 million, approximately $18.3 million. The sale resulted in a gain on the sale of approximately $11.3 million (net of $0.5 million of transaction expenses) (non-GAAP).

(4) Includes a non-cash write down of the Company's investment in Bayou Coating, LLC. The Company recognized a non-cash charge of $2.7 million ($1.8 million post-tax) related to the goodwill allocated to the joint venture as part of the purchase price accounting associated with the 2009 acquisition of The Bayou Companies, LLC. The non-cash charge represents the Company's current estimate of the difference between the carrying value of the investment on the balance sheet and the amount the Company will receive in connection with the exercise (non-GAAP).

# AEGION®

Aegion Corporation
17988 Edison Avenue
St. Louis, MO 63005
(636) 530-8000
www.aegion.com